THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-02    CUSIP # 126691

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE POOLING AND SERVICING AGREEMENT DATED MARCH 1, 1996
CUSIP # 126691

                                             Distribution Date          9/25/96

                                                                             SINGLE                TOTAL
4.04(i)  Reduction of the Stated Amount of Certificates                    CERTIFICATE            AMOUNT
                Class A-1 Certificates.                       XE9            $1.28286335            $15,649.65
                Class A-2 Certificates.                       XF6            $1.87649891            $66,407.42
                Class A-3 Certificates.                       XG4            $0.00000000                 $0.00
                Class A-4 Certificates.                       XH2            $1.28286326            $39,844.45
                Class A-5 Certificates.                       XJ8            $0.00000000                 $0.00
                Class A-6 Certificates.                       XK5            $0.00000000                 $0.00
                Class A-7 Certificates.                       XL3            $0.00000000                 $0.00
                Class A-8 Certificates.                       XM1            $0.00000000                 $0.00
                Class A-9 Certificates.                       XN9            $0.64396693             $6,542.06
                Class A-10 Certificates.                      XP4            $0.64396719             $3,924.98
                Class PO Certificates.                        XQ2            $0.88323215               $834.87
                Class X Certificates.                         XR0            $0.00000000                   N/A
                Class AR Certificates.                        XS8            $0.00000000                 $0.00
                Class B-1 Certificates.                       XT6            $0.64396557             $2,094.82
                Class B-2- Certificates.                      XU3            $0.64396558             $1,833.37
                Class B-3 Certificates.                       XV1            $0.64396858               $942.77
                Class B-4 Certificates.                       XW9            $0.64396516               $628.51
                Class B-5 Certificates.                       XX7            $0.64397541               $157.13
                Class B-6 Certificates.                       XY5            $0.64396445               $367.66

                                                                           Total                    139,227.69
         Aggregate amount of any Principal Prepayments                                               34,390.44


                                                                             SINGLE                TOTAL
4.04(ii) Amounts distributed representing interest                         CERTIFICATE            AMOUNT
                Class A- I Certificates.                                     $6.44987622            $78,682.04
                Class A-2 Certificates.                                      $5.82215999           $206,040.42
                Class A-3 Certificates.                                      $5.83333354            $95,526.67
                Class A-4 Certificates.                                      $5.02466177           $156,060.97
                Class A-5 Certificates.                                      $2.46551724            $76,576.50
                Class A-6 Certificates.                                      $6.45833314            $54,437.29
                Class A-7 Certificates.                                      $6.45833353            $55,806.46
                Class A-8 Certificates.                                      $6.45833326           $155,264.79
                Class A-9 Certificates.                                      $6.45425337            $65,568.76
                Class A-10 Certificates.                                     $6.45425267            $39,338.67
                Class PO Certificates.                                       $0.00000000                 $0.00
                Class X Certificates.                                        $0.41867255            $51,952.58
                Class AR Certificates.                                       $0.00000000                 $0.00
                Class B-1 Certificates.                                      $6.45425453            $20,995.69
                Class B-2 Certificates.                                      $6.45425360            $18,375.26
                Class B-3 Certificates.                                      $6.45425546             $9,449.03
                Class B-4 Certificates.                                      $6.45425205             $6,299.35
                Class B-5 Certificates.                                      $6.45426230             $1,574.84
                Class B-6 Certificates.                                      $6.45425216             $3,684.94
                                                                                                  1,095,634.26

4.04(iii)       Amount of shortfall which is less than the full
                amount that would be distributed:
                Principal                                                  0.00
                Interest                                                   0.00


4.04(iv) Stated Amount of Certificates after this Distribution
                                                           ORIGINAL              SINGLE               TOTAL
                                                            BALANCE            CERTIFICATE           AMOUNT
                Class A-1 Certificates.                    $12,199,000.00       $997.40764653     $12,167,375.88
                Class A-2 Certificates.                    $35,389,000.00       $996.20805335     $35,254,806.80
                Class A-3 Certificates.                    $16,376,000.00     $1,000.00000000     $16,376,000.00
                Class A-4 Certificates.                    $31,059,000.00       $997.40764609     $30,978,484.08
                Class A-5 Certificates.                    $31,059,000.00       $994.20782479     $30,879,100.83
                Class A-6 Certificates.                     $8,429,000.00     $1,000.00000000      $8,429,000.00
                Class A-7 Certificates.                     $8,641,000.00     $1,000.00000000      $8,641,000.00
                Class A-8 Certificates.                    $24,041,000.00     $1,000.00000000     $24,041,000.00
                Class A-9 Certificates.                    $10,159,000.00       $998.72431440     $10,146,040.31
                Class A-10 Certificates.                    $6,095,000.00       $998.72431337      $6,087,224.69
                Class PO Certificates.                        $945,244.12       $998.24722528        $943,587.32
                Class X Certificates.                     $124,088,814.09         $0.00000000              $0.00
                Class AR Certificates.                            $100.00         $0.00000000              $0.00
                Class B-1 Certificates.                     $3,253,000.00       $998.72431602      $3,248,850.20
                Class B-2 Certificates.                     $2,847,000.00       $998.72431682      $2,843,368.13
                Class B-3 Certificates.                     $1,464,000.00       $998.72431011      $1,462,132.39
                Class B-4 Certificates.                       $976,000.00       $998.72431352        $974,754.93
                Class B-5 Certificates.                       $244,000.00       $998.72430328        $243,688.73
                Class B-6 Certificates.                       $570,932.14       $998.72431424        $570,203.81

                                                                                Total             162,407,517.27

4.04(v)    The Pool Stated Principal Balance for the
           following Distribution Date:                          162,407,517.29

4.04(vi)   Senior Percentage for the following
           Distribution Date                                             83.67%
           Subordinated Percentage for the following
           Distribution Date                                        6.27539862%
           Class A-9 and A-10 Percentage for the following
           Distribution Date                                       10.05380273%

4.04(vii)  Amount of the Master Servicing Fees paid to or
           retained by the Master Servicer with respect to
           such Distribution Date                                     33,863.91


4.04(viii) Pass-Through Rate for each such Class of Certificates
                Class A-1 Certificates.                                                                 7.75000%
                Class A-2 Certificates.                                                                 7.00000%
                Class A-3 Certificates.                                                                 7.00000%
                Class A-4 Certificates.                                                                 6.06875%
                Class A-5 Certificates.                                                                 2.93125%
                Class A-6 Certificates.                                                                 7.75000%
                Class A-7 Certificates.                                                                 7.75000%
                Class A-8 Certificates.                                                                 7.75000%
                Class A-9 Certificates.                                                                 7.75000%
                Class A-10 Certificates.                                                                7.75000%
                Class PO Certificates.                                                                  7.25000%
                Class X Certificates.                                                                   7.25000%
                Class AR Certificates.                                                                  7.75000%
                Class B-1 Certificates.                                                                 7.75000%
                Class B-2 Certificates.                                                                 7.75000%
                Class B-3 Certificates.                                                                 7.75000%
                Class B-4 Certificates.                                                                 7.75000%
                Class B-5 Certificates.                                                                 7.75000%
                Class B-6 Certificates.                                                                 7.75000%

4.04(ix) Amount of Advances included in the distribution
         on this Distribution Date                                         0.00
         Aggregate amount of Advances outstanding as of
         the close of business on such Distribution Date                   0.00


4.04(x)  A.   The number and aggregate principal amounts of Mortgage Loans delinquent
                                                            30 to 59 days                   0               0.00
                                                            60 to 89 days                   0               0.00
                                                               90 or more                   0               0.00

         B.   The number and aggregate principal amounts of Mortgage Loans in foreclosure and delinquent
                                                           In Foreclosure                   0               0.00

4.04(xi)  Loan number and Stated  Principal  Balance for any
          Mortgage  loan that became an REO Property during
          the preceding calendar month.                                    0.00

4.04(xii) Total number and principal balance of any REO
          Properties  as of the close of business on the
          Determination Date preceding such Distribution Date.             0.00

4.04(xiii)Senior Prepayment Percentage for following
          Distribution Date                                             100.00%
          Subordinated Prepayment Percentage for the
          following Distribution Date                                     0.00%
          Class A-9 and A-10 Prepayment Percentage for
          the following Distribution Date                                 0.00%

4.04(xiv) Aggregate amount of Realized Losses incurred
          during preceding month                                           0.00
          Aggregate amount of Realized Losses
          through Distribution Date                                        0.00

4.04(xv)  Special Hazard Loss Coverage Amount                      2,232,193.00
          Required Fraud Loss Coverage                             3,253,766.00
          Current Bankruptcy Coverage                                100,000.00